SCHEDULE 14A
                         (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT
                      SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  (x)

Filed by a Party other than the Registrant  ( )

- - -----------------------------------------------------------------

Check the appropriate box:

( )  Preliminary Proxy Statement
(x)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Rule 14a-11(c) or Rule14a-12

                OVERSEAS SHIPHOLDING GROUP, INC.
                ---------------------------------
        (Name of Registrant as Specified in its Charter)

                OVERSEAS SHIPHOLDING GROUP, INC.
                --------------------------------
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(x)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or
     14a-6(j)(2).
( )  $500  per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
( )  Fee  computed  on table below per Exchange  Act  Rules  14a-
     6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:

        --------------------------------------------------------

        2) Aggregate number of securities to which transaction applies:

        ---------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ---------------------------------------------------------

        * Set forth the amount on which the filing fee is calculated and state how it was determined.

        4) Proposed  maximum aggregate value of transaction:

        ---------------------------------------------------------



( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
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     1) Amount Previously Paid:

        ---------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

        ---------------------------------------------------------

     3) Filing Party:

        ---------------------------------------------------------

     4) Date Filed:

        ---------------------------------------------------------

                OVERSEAS SHIPHOLDING GROUP, INC.
       1114 AVENUE OF THE AMERICAS, NEW YORK, N.Y. 10036

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          June 9, 1994

TO THE STOCKHOLDERS OF OVERSEAS SHIPHOLDING GROUP, INC.:


    The Annual Meeting of Stockholders of Overseas Shipholding Group, Inc. will be held at J.P. Morgan Investment Management Inc., 522 Fifth Avenue (corner West 44th Street), New York, N.Y., Second Floor, on Thursday, June 9, 1994, at 2:30 o'clock P.M. for the following purposes:

   (l)  To elect twelve directors, each for a term of one year;

    (2) To consider and act upon a proposal to approve the appointment of Ernst & Young as independent auditors for the year
1994; and

    (3) To transact such other business as may properly be brought before the meeting.

    Stockholders of record at the close of business on April 18, 1994 will be entitled to vote at the meeting. The stockholders list will be open to the examination of stockholders for any purpose germane to the meeting, during ordinary business hours, for ten days before the meeting at the Corporation's office, 1114 Avenue of the Americas, New York, N.Y.

    Whether or not you expect to be present at the meeting in person, please date and sign the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage if mailed in the United States.

    We urge you to exercise your privilege of attending the meeting in person. In that event, the Corporation's receipt of your proxy will not affect in any way your right to vote in person.

                            By order of the Board of Directors,

                                     ROBERT N. COWEN
                            Senior Vice President & Secretary
New York, N.Y.
April 29, 1994
                           IMPORTANT
            PLEASE SIGN, DATE AND PROMPTLY RETURN THE
         ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE

                OVERSEAS SHIPHOLDING GROUP, INC.
       1114 Avenue of the Americas, New York, N.Y. 10036


                          ------------

                        PROXY STATEMENT

    The accompanying proxy is solicited on behalf of the Board of Directors of Overseas Shipholding Group, Inc. (the "Corporation") for use at the Annual Meeting of Stockholders to be held on June 9, 1994. Any stockholder giving a proxy may revoke it at any time before it is exercised at the meeting.

    Only stockholders of record at the close of business on April 18, 1994 will be entitled to vote at the annual meeting. The Corporation has one class of voting securities, its Common Stock, of which 36,203,902 shares were outstanding on said record date and entitled to one vote each. This proxy statement and the accompanying proxy will first be sent to stockholders on or about April 29, 1994.


                     ELECTION OF DIRECTORS

     The twelve nominees for election at the forthcoming meeting, all of whom are presently directors of the Corporation, are listed below. Unless otherwise directed, the accompanying proxy will be voted for the election of these nominees, to serve for the ensuing year and until their successors are elected and qualify.

      The table below sets forth information as to each nominee, and includes the amount and percentage of the Corporation's Common Stock of which each nominee, and all directors and executive officers as a group, were the "beneficial owners" (as defined in regulations of the Securities and Exchange Commission) on April 18, 1994, all as reported to the Corporation. In accordance with SEC regulations, the table includes, in the case of certain of the nominees, all shares owned by partnerships or other entities in which the nominee, by reason of his position or interest, shares the power to vote or to dispose of securities.


                                                                       Percentage
                                           Served      Shares of           of
                                             as       Common Stock    Common Stock
                           Principal      Director    Beneficially    Beneficially
Name and Age               Occupation       Since      Owned (a)         Owned
- - ------------               -----------      -----      ---------         ------
Raphael Recanati*, 70....  President,       1969    6,647,926 (b)(h)     18.4%
                           Finmar
                           Equities Co.,
                           shipping,
                           finance and
                           banking.

Morton P. Hyman*, 58.....  President of     1969      190,000 (c)         0.5%
                           the
                           Corporation.

Michael A. Recanati*, 36.  Executive        1987       91,065 (d)(h)      0.3%
                           Vice
                           President of
                           the
                           Corporation.

Robert N. Cowen, 45......  Senior Vice      1993       24,500             0.1%
                           President,
                           Secretary and
                           General
                           Counsel of
                           the
                           Corporation.

George C. Blake*, 62.....  Executive        1988       49,400             0.1%
                           Vice
                           President,
                           Maritime
                           Overseas
                           Corporation,
                           ship agents
                           and brokers.

Thomas H. Dean, 65.......  Senior Vice      1976                  --       --
                           President-
                           Corporate
                           Development
                           and Planning,
                           Continental
                           Grain
                           Company,
                           integrated
                           food company.

Michel Fribourg, 80......  Chairman of      1969    2,823,241(e)          7.8%
                           the Board,
                           Continental
                           Grain
                           Company.

William L. Frost, 67.....  Attorney and     1989        4,000(f)           --
                           President,
                           Lucius N.
                           Littauer
                           Foundation.

Ran Hettena*, 70.........  President,       1969       30,241(g)(h)       0.1%
                           Maritime
                           Overseas
                           Corporation.

Stanley Komaroff, 59.....  Chairman, law    1993           200              --
                           firm of
                           Proskauer
                           Rose Goetz &
                           Mendelsohn,
                           the
                           Corporation's
                           counsel.

Solomon N. Merkin, 37....  Vice             1989            (i)             --
                           President,
                           Leib Merkin,
                           Inc., private
                           investment
                           company.

Joel I. Picket, 55.......  President and    1989          200               --
                           Chairman of
                           the Board,
                           Gotham
                           Organization
                           Inc., real
                           estate,
                           construction
                           and
                           development.

All directors and executive officers as a group     9,895,773(j)         27.1%

- - --------------
  * Member   of   Finance  and  Development  Committee   of   the   Board,   of
    which    Committee   Mr.   Raphael   Recanati   is   Chairman    and    Mr.
    Michael A. Recanati is Vice Chairman.

(a) Unless    otherwise   indicated,   each   of   the   nominees    has    the
    sole    power   to   vote   and   direct   disposition   of   the    shares
    shown   as   beneficially   owned  by  him.    Number   of   shares   shown
    includes   shares   issuable   on   exercise   of   vested   options   held
    by    Messrs.    Hyman    (120,000    shares),    M.    Recanati    (90,000
    shares),    Cowen    (24,000   shares)   and   Blake    (48,000    shares),
    and   all   directors   and  executive  officers  as   a   group   (336,000
    shares).

(b) Includes    5,670,362   shares   as   to   which   Mr.   Raphael   Recanati
    shares   the   power   to   vote   and/or   to   direct   disposition,   of
    which    2,986,416    shares    are    owned    by    OSG    Holdings,    a
    partnership   in   which   Mr.   Recanati  and   his   wife,   as   tenants
    in   common,    have   a   25%   partnership  interest.    Mr.   Recanati's
    address is 511 Fifth Avenue, New York, New York.

(c) Includes   20,000   shares   owned  by   a   corporation   in   which   Mr.
    Hyman   shares   the   power   to  vote  and/or  to   direct   disposition;
    excludes    280   shares   owned   by   Mr.   Hyman's   wife,    beneficial
    ownership of which is disclaimed by him.

(d) In   addition,   Mr.   Michael  A.  Recanati  is   a   0.57%   partner   in
    OSG Holdings.

(e) All   of   these   shares   are   owned  by  Fribourg   Enterprises   L.P.,
    a   partnership;   Mr.   Fribourg  has  the  sole   power   to   vote   and
    direct   the   disposition   of   all  of   said   shares.    The   address
    for   Mr.   Fribourg   and   Fribourg  Enterprises   L.P.   is   277   Park
    Avenue, New York, New York.

(f) Excludes    400   shares   owned   by   Mr.   Frost's   wife,    beneficial
    ownership of which is disclaimed by him.

(g) Excludes     12,493     shares    owned    by    Mr.    Hettena's     wife,
    beneficial ownership of which is disclaimed by him.

(h) Mr.    Hettena    and    Mr.   Raphael   Recanati   are    brothers-in-law.
    Mr.   Michael   A.  Recanati  is  a  son  of  Mr.  Raphael   Recanati   and
    a nephew of Mr. Hettena.

(i) Mr. Merkin is a 0.91% partner in OSG Holdings.

(j) Of    the    9,895,773    shares,   persons   who    are    directors    or
    executive    officers    have   sole   power    to    vote    and    direct
    disposition    of    4,225,411   shares   (11.6%   of    the    outstanding
    shares   of   the   Corporation)  and  share   with   other   persons   the
    power   to   vote   and/or   direct   disposition   of   5,670,362   shares
    (15.5% of the outstanding shares).

     Each nominee has been principally engaged in his present employment for the past five years except Mr. Cowen, who has served as General Counsel of the Corporation since November 1989 and Senior Vice President since February 1993; he also serves as executive vice president and a director of Overseas Discount Corporation, which is engaged in the business of finance and investment. Mr. Komaroff is a director of Club Med, Inc. Mr. Raphael Recanati is a director of IDB Holding Corporation
Ltd.   and   several   of  its  subsidiaries.  In  February   1994,   following
a    lengthy   trial   in   Israel,   the   four   largest   banks   in    that
country,   including   Israel   Discount   Bank   Limited,   and   its   former
parent IDB Holding Corporation Ltd., and members of their senior management were found guilty, in connection with acts that occurred prior to October 1983, of engaging in fraudulent securities transactions and making false statements within the meaning of certain provisions of that country's banking,
securities    and    other   laws.    The   violations   involve    activities,
which terminated in October 1983, relating to shares of these Israeli institutions. Mr. Recanati was chief executive officer of Israel Discount Bank Limited and is among the defendants found guilty. Mr. Recanati has categorically denied any wrongdoing and is appealing. None of the activities in question relate to or involve the Corporation or its business in any way.

    If,   for   any   reason,  any  nominee  should  not   be   available   for
election   or    able    to  serve  as  a  director,  the  accompanying   proxy
will   be   voted   for  the  election  of  a  substitute  nominee   designated
by the Board of Directors. The Board has no reason to believe that it will be necessary to designate a substitute nominee.


              COMPENSATION AND CERTAIN TRANSACTIONS

The following Summary Compensation Table includes individual compensation information for services in all capacities to the Corporation and its subsidiaries during the years ended December
31, 1993, 1992 and 1991 by the Chief Executive Officer and the three other executive officers of the Corporation serving during 1993 whose salary for said year exceeded $100,000.

                   SUMMARY COMPENSATION TABLE

                                           Annual
                                         Compensation
                                         ------------
Name and Principal                                         All Other
    Position                      Year     Salary        Compensation
- - -------------------               ----   -----------     ------------
Morton P. Hyman..........         1993   $915,000(1)(5)    $13,015(2)
President (CEO)                   1992    865,000           11,953
                                  1991    815,000               --

Michael A. Recanati......         1993    735,000(1)(5)        917(3)
Executive Vice President (COO)    1992    397,500                0
                                  1991    375,000               --
Robert N. Cowen..........         1993    175,000            1,145(4)
Senior Vice President,            1992    175,000                0
Secretary and General Counsel     1991    163,300               --

Gabriel Kahana...........         1993    425,000(1)(5)          0
Senior Vice President and         1992         --               --
Treasurer (CFO)                   1991         --               --


- - -----------
(1)  Includes  a  director's  fee of $50,000  paid  by  Celebrity
     Cruise  Lines Inc., the Corporation's cruise business  joint venture.

(2) Consists of matching contributions by the Corporation under its Savings Plan ($4,497) and the cost of term life insurance ($8,518).

(3)  Matching  contribution by the Corporation under its  Savings
     Plan.

(4)  Cost of term life insurance.

(5) See the third paragraph on page 9 and the first paragraph on page 10.

               AGGREGATE OPTION EXERCISES IN 1993
                 AND YEAR-END OPTION VALUES (1)


                          Number of Securities        Value of Unexercised
                         Underlying Unexercised      In-the-Money Options at
                       Options at December 31, 1993   December 31, 1993 (2)

      Name             Exercisable/Unexercisable    Exercisable/Unexercisable
      -----            -------------------------    -------------------------
Morton P. Hyman......       120,000 / 80,000        $1,155,000 / 770,000
Michael A. Recanati..        90,000 / 60,000           866,250 / 577,500
Robert N. Cowen......        18,000 / 12,000           173,250 / 115,500

- - -----------
(1) No  options were exercised by the named individuals
    during 1993.

(2) Reflects market value of underlying shares of the Corporation's Common Stock on December 31, 1993, minus the exercise price.

                STOCKHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Corporation's Common Stock against the cumulative total return of the published Standard and Poor's 500 Stock Index and the Dow Jones Marine Transportation Index for the five years ended December 31, 1993.

                       S&P 500        Dow Jones Marine
  PERIOD       OSG      Stock       Transportation Index
  ------       ---      Index       --------------------
                      ---------

   1988        100       100                 100
   1989        120       132                 127
   1990         89       128                  82
   1991        110       166                 115
   1992        101       179                 101
   1993        142       197                 129

- - -------------------


* Assumes that the value of the investment in the Corporation's Common Stock and each index was $100 on December 31, 1988 and that all dividends were reinvested. In accordance with rules of the Securities and Exchange Commission ("SEC"), the Corporation's Stockholder Return Performance Presentation does not constitute "soliciting material" and is not incorporated by reference in any filings with the SEC made pursuant to the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act").


                            PENSION PLAN

  The Corporation contributes to a pension plan which provides its employees with annual retirement benefits based upon age, credited service and average compensation (comprised of salaries, bonuses and incentive compensation) for the highest five successive years of the last ten years prior to retirement. The plan is non-contributory by the employee, and the Corporation's contributions to the plan are determined on an actuarial basis without individual allocation. The Corporation is one of several employers contributing to the plan and pays its proportionate share of the annual cost. The plan is maintained by Maritime Overseas Corporation, which acts as agent in respect of the operation of the Corporation's bulk cargo vessels as described below.

  The following table sets forth the estimated annual pensions payable under the pension plan (subject to reduction on an actuarial basis where survivorship benefits are provided), upon normal retirement, to employees at various compensation levels and in representative years-of-service classifications, calculated before application of the Social Security offset provided for in the plan:

                   Years of Credited Service

  Average
  Compen-    10       15        20        25        30        35       40
  sation   years    years     years     years     years     years    years

 $100,000   15,000   22,500   30,000    37,500    45,000    52,500    60,000
  200,000   30,000   45,000   60,000    75,000    90,000   105,000   120,000
  300,000   45,000   67,500   90,000   112,500   135,000   157,500   180,000
  400,000   60,000   90,000  120,000   150,000   180,000   210,000   240,000
  500,000   75,000  112,500  150,000   187,500   225,000   262,500   300,000
  600,000   90,000  135,000  180,000   225,000   270,000   315,000   360,000
  700,000  105,000  157,500  210,000   262,500   315,000   367,500   420,000
  800,000  120,000  180,000  240,000   300,000   360,000   420,000   480,000
  900,000  135,000  202,500  270,000   337,500   405,000   472,500   540,000
1,000,000  150,000  225,000  300,000   375,000   450,000   525,000   600,000
- - --------------

  The annual pension payable to any employee under the pension plan may not exceed the limitations imposed for qualified plans under Federal law. However, separate supplemental arrangements have been made to provide Messrs. Hyman and Michael Recanati with the additional benefits that would have been payable to them under the pension plan in the absence of such limitations.

  The respective number of years of credited service under the pension plan of the Corporation's executive officers named in the Summary Compensation Table on page 5 are as follows: Morton P. Hyman-32 years; Michael A. Recanati-16 years; Robert N. Cowen-14 years; and Gabriel Kahana-10 years.


                   COMPENSATION OF DIRECTORS

  The independent non-employee directors of the Corporation receive a director's fee of $15,000 per year, payable quarterly, and a fee of $1,000 for each meeting of the Board of Directors they attend.

                     EXECUTIVE COMPENSATION
         REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                 AND THE STOCK OPTION COMMITTEE


  In  accordance with rules of the SEC, the Report  on  Executive
Compensation does not constitute "soliciting material" and is not incorporated by reference in any filings with the SEC made pursuant to the 1933 Act or the 1934 Act.

  The  Executive Compensation Committee (the "Committee") of  the
Board of Directors reviews and determines compensation for members of senior management on an annual basis. It is composed of two non-officer directors of the Corporation: Raphael
Recanati and Michel Fribourg. The Committee's compensation policies are designed to promote the following objectives:

- - -   to  attract  and  motivate talented executives, and to
    encourage their  long  term tenure with the Corporation

- - -   to  compensate  executives based upon the value of their
    individual contributions in achieving corporate goals and objectives

- - -   to  motivate executives  to  maximize shareholder values

The Committee seeks to set salaries for its executives at levels that enable the Corporation to attract and retain talented personnel. The Committee does not deem it appropriate to base annual salary adjustments solely upon year-to-year comparisons of financial performance, particularly since the Corporation's results over a short term period are significantly influenced by factors beyond the Corporation's control, reflecting primarily the dynamics of world bulk shipping markets. These markets are extremely competitive and highly volatile, influenced by the worldwide supply and demand for tonnage and general world economic conditions. Traditionally, the Corporation does not make significant annual adjustments to compensation levels based upon short term financial performance, when such performance is deemed primarily attributable to dramatic short term fluctuations in charter markets, whether favorable or unfavorable.

  The nature of the Corporation's business requires long range planning that may entail advance commitments for the construction of costly vessels during periods of unfavorable conditions in current charter markets. Such commitments are made on the basis of an analysis of long term trends in demand, utilization and market forces that suggest future improvement in rates. Under these circumstances, the Committee believes that short term financial performance is only one of many guides in determining executive compensation. Success in meeting corporate goals and objectives also is considered to be an appropriate measure of executive performance. Such goals and objectives include success in meeting specific customer requirements, in reducing financing and operating costs for the fleet, in anticipating short term market movements and in improving the quality of customer service. The Committee considers that these goals and objectives have been met in 1993.

  In setting executive compensation, the Committee also considers the Corporation's performance in the context of overall industry conditions and its standing in the industry. The Committee does not give particular weight to or quantify any one or more performance factors, but in setting 1993 salaries, the Committee considered the fact that the Corporation achieved a modest profit in difficult market conditions, succeeded in raising long term capital upon attractive terms, placed additional newbuilding orders in furtherance of the Corporation's ongoing fleet modernization program, succeeded in maintaining the Corporation's recognition for high quality within the bulk shipping industry and initiated a major diversification into the cruise business through the consummation of a joint venture with an established cruise ship operator. The Committee takes into consideration an executive's particular contributions to the Corporation. Length of service is another important factor taken into account. The Corporation has not yet formulated a policy with respect to qualifying compensation paid to executive officers for deductibility under Section 162 (m) of the Internal Revenue Code of 1986, as amended (the provision was enacted as part of "OBRA '93" for compensation exceeding $1 million in a taxable year paid to an executive officer, effective January 1, 1994).

  The Committee believes that the interests of shareholders are best served by granting stock options to key employees and thereby giving them the opportunity to participate in appreciation in the Corporation's stock over an extended period. In this way, senior management can directly share in the benefits of maximizing shareholder values. The Corporation's stockholder-approved amended 1989 Stock Option Plan is administered by the Stock Option Committee of the Board of Directors, which is composed of three non-officer directors of the Corporation:
Raphael Recanati, Ran Hettena and Joel I. Picket. The Stock Option Committee determines the persons to whom stock options will be granted under the Plan and allocates the amounts to be granted to such persons. Under the Plan, senior management in 1990 were granted options for 570,000 shares of Common Stock, in the aggregate, to vest over five years and be exercisable up to ten years from the date of grant. The Committee and the Stock Option Committee believe that over such an extended period, stock performance will to a meaningful extent reflect executive performance, and that such arrangements further reinforce management goals and incentives to achieve shareholder objectives. Accordingly, although compensation paid by the Corporation for 1993 consisted solely of salary and the
Corporation did not grant options in 1993, the Corporation may consider authorizing and granting additional stock options in order to provide its executive officers with satisfactory total compensation packages and reward them for their contributions to the Corporation's long-term share performance. The Committee believes that the total compensation package received by each of the executive officers last year, taking into consideration outstanding option grants, was appropriate. In considering future option grants, the number of options previously granted will be taken into consideration.

While taking the foregoing factors into account, the Committee's compensation determinations for the Corporation's relatively small number of executive officers are to a large extent subjective and not arrived at by application of any specific formula.

Mr. Morton P. Hyman has served as a director and officer of the Corporation since 1969, and as its President and Chief Executive Officer since 1971. His compensation reflects his many contributions as a key member of management since the Corporation was founded. Such compensation is not based primarily upon the Corporation's short term financial performance nor is it based upon any formula. To a large extent Mr. Hyman's compensation reflects an assessment of his performance based upon the subjective judgment of the Committee. In light of his contribution to the growth and success of the Corporation, and his service as its President for 23 years, the Committee believes his compensation is appropriate and reasonable.

In early 1993, Mr. Michael A. Recanati, who had served as Senior Vice President and Treasurer of the Corporation, was appointed to the position of Executive Vice President and Chief Operating Officer of the Corporation. His compensation for 1993 reflects Mr. Recanati's increased duties and responsibilities, and the fact that he has been devoting most of his time directly to the affairs of the Corporation. In early 1993, Mr. Gabriel Kahana was appointed to the position of Senior Vice President, Treasurer and Chief Financial Officer of the Corporation.

  Submitted  by  the Executive Compensation Committee  and  Stock
Option Committee of the Board of Directors:

Executive Compensation Committee         Stock Option Committee
- - --------------------------------             ------------------

     Raphael Recanati                        Raphael Recanati
     Michel Fribourg                         Ran Hettena
                                             Joel I. Picket

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Raphael Recanati and Michel Fribourg served on the Executive Compensation Committee of the Board of Directors during 1993. Mr. Fribourg is the Chairman of the Board and principal stockholder of Continental Grain Company (and Mr. Dean, a director of the Corporation, is an officer of that corporation). Subsidiaries of the Corporation received revenues of approximately $611,000 during 1993 and approximately $541,000 during the first three months of 1994 from charters of vessels to subsidiaries of Continental Grain Company. During 1992, two partnerships which each owned a vessel, in which subsidiaries of the Corporation and subsidiaries of Continental Grain Company owned equal interests, were merged. Thereafter all of the assets owned by the surviving partnership were distributed to the partners on an equal basis; in redemption of the partners' interests, one vessel was sold by the partnership and the proceeds of sale distributed to subsidiaries of Continental Grain Company and the other vessel was distributed to a subsidiary of the Corporation. A subsidiary of the Corporation, together with Continental Grain Company and an unrelated third party, are partners in an investment partnership in which the Corporation's subsidiary has an investment of approximately $789,000.

  Messrs. Raphael Recanati, Ran Hettena and Joel I. Picket served on the Stock Option Committee of the Board of Directors during 1993. Mr. Hettena is President, a director and sole stockholder of Maritime Overseas Corporation, a New York Corporation ("MOC"). MOC or a subsidiary of MOC, under various agreements with the Corporation and its majority-owned subsidiaries, acts as agent in respect of the operation of bulk cargo vessels owned and to be owned by these subsidiaries and provides certain general and administrative services required by the Corporation and its subsidiaries. The Corporation may terminate the agreements at the end of any year on twelve months' prior notice; MOC may not terminate the agreements prior to December 31, 1998. Under agreements between MOC and certain companies in which the Corporation owns a 50% interest, MOC acts as agent in respect of the operation of bulk cargo vessels owned by such 50%-owned companies. Under various agreements, MOC also serves as exclusive chartering broker for the bulk fleet owned by the Corporation's majority-owned subsidiaries and 50%-owned companies and as exclusive broker in connection with sales, purchases or construction of bulk cargo vessels, and is entitled to receive commissions therefor either from the owner or from the seller or builder. Under the various agreements, MOC's total compensation for any year is limited to the extent its consolidated net income from shipping operations would exceed specified amounts ($758,170 for 1993).

  The aggregate compensation payable to MOC (including its subsidiaries) under all these agreements for 1993 (excluding brokerage) was $32,093,047, of which $1,163,520 represented compensation paid by 50%-owned companies. Brokerage commissions payable to MOC under all these agreements for 1993 aggregated $7,684,127, of which $945,000 was paid by shipyards and $74,613 was paid by 50%-owned companies. MOC retains as advances under the agreements an amount equivalent to a non-current asset (net of related taxes) recorded by MOC as a result of the application of a statement of accounting principles adopted by the Financial Accounting Standards Board; the advances, which approximated $1,244,000 as of December 31, 1993, are repayable as the asset is realized or when the agreements terminate, whichever is earlier. The Corporation advanced to MOC $1,130,000 in 1990 ($678,000 of which is presently outstanding) to fund certain pension obligations that were paid by MOC but which, under the agreements between MOC and the Corporation, are borne by the Corporation over periods determined in accordance with generally accepted accounting principles by actuarial calculation. The advance bears interest at the rate of 10% per annum and is repayable in ten equal annual installments (which commenced in 1991) or when the agreements terminate, whichever is earlier. Based on an audited report furnished by MOC to the Corporation, the consolidated net income of MOC from shipping operations for the year ended December 31, 1993 was limited to the agreed maximum amount described in the preceding paragraph.

   Four of the nominees for election as directors of the Corporation, Messrs. Hettena, Merkin, Cowen and Michael Recanati, constitute the Board of Directors of MOC; Messrs. Hettena, Blake and Michael Recanati are senior officers of MOC. All the outstanding shares of MOC are owned by Mr. Hettena. Mr. Michael Recanati is a son of Mr. Raphael Recanati and a nephew of Mr. Hettena.

  The MOC 1990 Stock Option Plan, as amended, provides for the grant of options to employees, officers and directors of MOC to purchase up to 784,435 shares of Common Stock of the Corporation (including an increase of 200,000 shares in 1993). In order to facilitate the MOC 1990 Stock Option Plan, as amended, the Corporation under an amended agreement with MOC has agreed to make a total of up to 784,435 shares of the Corporation's Common Stock available to MOC, as and when required by MOC to meet its obligations under said Plan, at a price equal to (i) the option price, or (ii) the market price on the date an option is granted, or (iii) $14 per share, whichever shall be highest, for shares purchased by MOC from the Corporation in respect of all option grants. Through December 31, 1993, the Corporation has provided an aggregate of 25,444 shares to MOC pursuant to the agreement.

  Each of the business transactions referred to above under this caption and under the "Other Transactions" caption below was considered to be fair and reasonable to all the parties involved at the time the transaction was entered into and was in the opinion of management at least as favorable to the Corporation as it would have been if made with a non-affiliated party.

                       OTHER TRANSACTIONS

   Subsidiaries of the Corporation received revenues of approximately $1,637,000 during 1993 from charters of a vessel to a subsidiary of Archer-Daniels-Midland Company, a company named as a beneficial owner of more than 5% of the outstanding shares of the Corporation's Common Stock under "Information as to Stock Ownership".


                    COMMITTEES AND MEETINGS

  The Board of Directors has established various committees to assist it in discharging its responsibilities, including an Executive Compensation Committee and an Audit Committee. The
Executive Compensation Committee reviews and determines the compensation of the Corporation's executives; it consists of Messrs. Fribourg and Raphael Recanati and held one meeting during 1993. The Audit Committee recommends to the Board each year the independent auditors to be selected by the Corporation, reviews the planned scope and the results of each year's audit, reviews any recommendations the auditors may make with respect to the Corporation's internal controls and procedures and oversees the responses made to any such recommendations; the Committee consists of Messrs. Dean and Frost and met twice during 1993. The Corporation does not have a nominating or similar committee.

  The Corporation's Board of Directors held five meetings during 1993. Members of the Board are frequently consulted by management throughout the year, and the Corporation does not consider percentage attendance information in itself to be a meaningful indication of the quality or importance of a director's contribution to the Board. Each director attended at least 75% of the total number of meetings of the Board and committees of which he was a member.

               INFORMATION AS TO STOCK OWNERSHIP

  Set forth below are the names and addresses of those persons, other than nominees for directors and entities they control (see "Election of Directors"), that are known by the Corporation to have been "beneficial owners" (as defined in regulations of the
SEC) of more than 5% of the outstanding shares of the Corporation's Common Stock, as reported to the Corporation.

   OSG Holdings, 511 Fifth Avenue, New York, New York, a partnership, on April 18, 1994 owned 2,986,416 shares (8.2% of the outstanding Common Stock). One of the nominees for director of the Corporation, by reason of his interest and position in OSG Holdings, may be deemed to be the "beneficial owner" of the shares owned by OSG Holdings, as disclosed in the table of nominees.

  The other principal partners in OSG Holdings on April 18, 1994 were Hermann Merkin, 415 Madison Avenue, New York, New York, and EST Associates L.P., 275 Madison Avenue, Suite 902, New York, New York, a limited partnership. These partners may each be deemed to share the power to vote and to direct disposition of the 2,986,416 shares owned by OSG Holdings and may therefore be deemed to be the beneficial owners of the following amounts and percentages of the outstanding Common Stock: Hermann Merkin, 3,208,337 shares (including 221,921 shares owned directly), or 8.9%; and EST Associates L.P., 4,224,817 shares (including 1,238,401 shares owned directly), or 11.7%. Vivian Ostrovsky, 4 Avenue de Montespan, Paris, France, is the general partner in EST Associates L.P. and may therefore be deemed the beneficial owner of all the shares owned by EST Associates L.P. and OSG Holdings. Except for shares referred to in this paragraph as being owned directly, each of the persons named shares the power to vote and dispose of all the shares of which such person is considered the beneficial owner.

  To the best of the Corporation's knowledge, based on reports filed with the SEC, the only other beneficial owners of more than 5% of the Corporation's Common Stock are: (a) Archer-Daniels-Midland Company, 4666 Faries Parkway, Decatur, Illinois, which as of March 31, 1994 owned beneficially an aggregate of 4,450,200 shares (12.3%), which it reported were acquired for investment purposes, and that it has the sole power to vote and to dispose of such shares; and (b) Norwest Corporation, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota, on behalf of itself and its subsidiaries, Norwest Colorado, Inc., 1700 Lincoln Street, Denver, Colorado and Norwest Bank Colorado, National Association, 1700 Broadway, Denver, Colorado, which as of December 31, 1993 owned beneficially an aggregate of 2,427,275 shares (6.7%), including 2,149,115 shares as to which it has sole voting power, and 2,403,575 shares as to which it has sole dispositive power. According to the SEC filings referred to in this paragraph, the shares mentioned above were not acquired for the purpose of or having the effect of changing or influencing control of the Corporation nor in connection with or as a participant in any transaction having such purpose or effect.

                     SELECTION OF AUDITORS

 On recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young as independent auditors for the Corporation and its subsidiaries for the year 1994 subject to the approval of the stockholders at the annual meeting. If the appointment is not approved by the stockholders, the selection of independent auditors will be reconsidered by the Board of Directors.

  Ernst & Young is a well known and well qualified firm of public accountants which (including its predecessors) has served as auditors of the Corporation since the Corporation was organized in 1969. Representatives of Ernst & Young will attend the annual meeting and be afforded an opportunity to make a statement, as well as be available to respond to appropriate questions submitted by stockholders.

  THE  BOARD  OF  DIRECTORS RECOMMENDS A VOTE IN   FAVOR  OF  THE
APPOINTMENT OF ERNST & YOUNG.

                   PROPOSALS FOR 1995 MEETING

  Any proposals of stockholders that are intended to be presented at the Corporation's 1995 Annual Meeting of Stockholders must be received at the Corporation's principal executive offices no later than December 31, 1994, and must comply with all other applicable legal requirements, in order to be included in the Corporation's proxy statement and form of proxy for that meeting.

                      GENERAL INFORMATION

  The Board of Directors is not aware of any matters to be presented at the meeting other than those specified above. If any other matter should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment.

  All shares represented by the accompanying proxy, if the proxy is duly executed and received by the Corporation at or prior to the meeting, will be voted at the meeting in accordance with the instructions provided therein. If no such instructions are provided, the proxy will be voted for the election of directors and for the appointment of Ernst & Young as auditors. Under
Delaware law and the Corporation's Certificate of Incorporation and By-Laws, if a quorum is present, directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum. Shares represented by proxies or ballots withholding votes from one or more directors will not be counted in the election of that director but will be counted for purposes of determining a quorum.

  The cost of soliciting proxies for the meeting will be borne by the Corporation. The Corporation will also reimburse brokers and others who are only record holders of the Corporation's shares for their reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares. Directors and officers of the Corporation may solicit proxies personally or by telephone or telegraph but will not receive additional compensation for doing so.

  The Corporation's Annual Report to Stockholders for the fiscal year ended December 31, 1993 has been mailed to stockholders.
The Annual Report does not form part of this Proxy Statement.

              By order of the Board of Directors,

                                  ROBERT  N. COWEN
                                Senior Vice President & Secretary
New York, N.Y.
April 29, 1994

                OVERSEAS SHIPHOLDING GROUP, INC.

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, June 9, 1994


 The undersigned hereby appoints MORTON P. HYMAN and RAN HETTENA, and either of them, proxies, with full power of substitution, to vote all shares of stock of OVERSEAS SHIPHOLDING GROUP, INC. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Corporation to be held at J.P. Morgan Investment Management Inc., 522 Fifth Avenue (corner West 44th Street), New York, N.Y., Second Floor, on June 9, 1994, at 2:30 o'clock P.M., notice of which meeting and the related Proxy Statement have been received by the undersigned, and at any adjournments thereof.

  The undersigned hereby ratifies and confirms all that said proxies, or either of them, or their substitutes, may lawfully do in the premises and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof. If only one of said proxies, or his substitute, shall be present and vote at said meeting or any adjournments thereof, then that one so present and voting shall have and may exercise all the powers hereby granted.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS, AND IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

    (Continued, and To Be Signed and Dated on Reverse Side)

(1)  ELECTION OF DIRECTORS:      NOMINEES-Raphael Recanati, Morton  P.
                                 Hyman,  Michael  A. Recanati,  Robert
For all Nominees                 N.  Cowen, George C. Blake, Thomas H.
 (except as        Withhold      Dean,  Michel  Fribourg,  William  L.
 withheld in       Authority     Frost,     Ran    Hettena,    Stanley
  the space       to Vote for    Komaroff, Solomon N. Merkin and  Joel
  provided)       all Nominees   I.  Picket. (To withhold authority to
                                 vote   for  any  individual  Nominee,
  (     )          (      )      print  that  Nominee's  name  on  the
                                 following line:)

                                 ---------------------------------

(2) APPROVAL OF THE APPOINTMENT
    OF ERNST & YOUNG AS INDEPENDENT
    AUDITORS FOR THE YEAR 1994:

    FOR       AGAINST     ABSTAIN

  (     )      (    )      (    )

                             Please  sign  exactly  as  name  (or
                             names)appears  at  the   left.   For
                             joint  accounts  each  owner  should
                             sign.   Executors,   administrators,
                             trustees,  etc.  should  give   full
                             title.

                             DATE: ..............., 1994


                             --------------------------------


                             --------------------------------
                                 Signature or Signatures
.
.
.
.......

            PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD